UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 31, 2008

GREENLIGHT CAPITAL RE, LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands

(State or Other Jurisdiction of Incorporation)

001-33493 (Commission File Number)	001-33493 (Commission File Number)

802 West Bay Rd., The Grand Pavilion P.O. Box 31110 Grand Cayman, KY1-1205 Cayman Islands (Address of Principal Executive Offices)	KY1-1205 (Zip Code)

(345) 745-4573
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 31, 2008, Jerome Simon, one of the directors of Greenlight Capital Re, Ltd. (the “Company”), informed the Boards of Directors of the Company and Greenlight Reinsurance, Ltd., the Company’s wholly-owned subsidiary, that he would not stand for re-election at the Company’s 2008 Annual Meeting of Shareholders, or Annual Meeting, to be held on May 2, 2008, and that he will cease serving as a director of the Company on that date.

There was no disagreement between the Company and Mr. Simon and Mr. Simon cited personal and other business commitments as the reason for his departure.

The Company’s Board of Directors thereafter held a meeting in which they accepted Mr. Simon’s letter and further resolved to increase the number of Directors from six to seven. Further, the Board, upon the recommendation of the Nominating and Governance Committee, resolved to add Mssrs. Ian Isaacs and Bryan Murphy as director nominees at the Annual Meeting to fill the vacancies of the Board. A brief biography of both director nominees follows.

Ian Isaacs was a director of the Company from July 2004 until February 2007. Mr. Isaacs resigned from the Board of Directors because his then current employer had a policy which prohibits employees from serving on boards of publicly-traded companies. Mr. Isaacs currently serves as a senior partner, director of research at Merlin Securities. Mr. Isaacs served as a senior vice president, Investments, with UBS Financial Services, a subsidiary of UBS AG, a Zurich-based investment bank from November 2000 to March 2008. At UBS Financial Services, Mr. Isaacs conducted market research for institutional investors, including those of our affiliates, and provided investment advice to individual investors. Mr. Isaacs was employed by PaineWebber in the private client group from May 1990, becoming senior vice president of Investments in 1995, until its acquisition by UBS AG in November 2000. Prior to Paine Webber, Mr. Isaacs was employed by Hambrecht and Quist, an investment bank based in San Francisco, where he worked in the private client division from 1985 to 1990. Mr. Isaacs received his Bachelor of Arts from Carleton College in 1977.

Bryan Murphy currently serves as a director and vice chairman of Island Heritage Holdings Ltd., a Cayman Islands-based property, liability and automobile insurer. From 1996 to until his retirement in December 2007, Mr. Murphy served Island Heritage as a founding director and chief executive officer. Prior to Island Heritage, Mr. Murphy acted as a consultant to Trident Partnership from 1994 to 1996 and was employed by International Risk Management Group from 1978 to 1994. Mr. Murphy has over 30 years experience in the insurance business and has held senior positions in several countries, including Cayman Islands, Ireland, Ethiopia and Saudi Arabia. Mr. Murphy holds a degree in economics and mathematics from University College, Dublin, Ireland.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
17.1	Letter of determination to not stand for re-election by Jerome Simon dated March 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2008	GREENLIGHT CAPITAL RE, LTD.
	By:	/s/ Tim Courtis
Tim Courtis Chief Financial Officer